NPC International, Inc. Reports Fourth Quarter and Full Year Results

Overland Park, Kansas, (March 20, 2017) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its fourth fiscal quarter and fiscal year ended December 27, 2016.

FOURTH QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales were -5.8% rolling over an increase of +3.2% last year.

•	Wendy’s comparable store sales were +0.8% rolling over an increase of +5.8% last year.

•	The Company generated net income of $4.3MM compared to $3.8MM last year.

*	Adjusted EBITDA (reconciliation attached) was $35.8MM; an increase of $4.2MM or 13.3% from the prior year.

*	Adjusted EBITDA margin improved to 12.2% from 10.8% last year.

FULL YEAR HIGHLIGHTS:

•	Pizza Hut comparable store sales were -1.2% rolling over flat comparable store sales last year.

•	Wendy’s comparable store sales were +1.1% rolling over an increase of +2.8%.

•	Net income was $8.7MM, an increase of $2.0MM from last year.

•	Adjusted EBITDA (reconciliation attached) was $127.6MM; an increase of $12.3MM or 10.7% from the prior year.

•	Adjusted EBITDA margin improved to 10.8% from 9.9% last year.

•	Cash balances were $13.6MM a decrease of $19.1MM from prior fiscal year end due to acquisition activities.

•	Our leverage ratio improved to 4.32X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement) from 4.75X at the prior fiscal year end.

NPC’s President and CEO Jim Schwartz said, “Despite ongoing challenges in our Pizza Hut business, we were able to execute with financial intensity delivering an increase of almost 11% in Adjusted EBITDA for the full fiscal year. For the fourth fiscal quarter, we were quite pleased with the results of our Wendy’s business, which posted comparable store sales growth of almost 1% and grew comps 6.6% on a two-year basis. The top-line sales momentum combined with favorable commodities and solid execution from our operators resulted in significant margin improvement and profit growth. Our Pizza Hut operations generated disappointing comparable store sales with a decline of 5.8% rolling over growth of 3.2% last year driven by the successful launch of the Triple Treat Box. Despite the sales decline, lower ingredient prices and favorable insurance adjustments related to improved loss trends served to maintain restaurant margins consistent with the prior year.

Our Pizza Hut business has continued to struggle to consistently activate the consumer and drive the top-line in an otherwise thriving category. As previously communicated, the Brand and the Franchise Association have completed independent brand related research which will significantly inform the go-forward strategy. Concurrently, Pizza Hut and its franchisees are formulating a transformational plan to deliver upon a strategy to modernize the brand and to continue on our mission to make it easier for consumers to get a better pizza.

Our Wendy’s business leveraged innovation and core product offerings again this quarter and successfully drove profitable sales growth while rolling over the very successful launch of the 4 for $4 value bundle deal. Wendy’s continues to expand the 4 for $4 offering and the incremental variety has continued to meet the needs of the consumer while bringing new news to the category. Most recently, the Double Stack has been added to this offering providing the consumer more value and more choice when ordering the 4 for $4 deal.

We continued to execute upon our Delco relocation efforts in our Pizza Hut business and Image Activation efforts in our Wendy’s operations this quarter and fully delivered upon our targets for fiscal 2016. As we move into 2017, we will continue with these investments as we contemporize our restaurants to better meet the needs of today’s consumer and provide a best on block image.

We are pleased to have deleveraged our business by almost a half of a turn of leverage during fiscal 2016 due to an increase of almost 11% in Adjusted EBITDA and the benefit of our accretive acquisition of 39 Wendy’s units in Raleigh, North Carolina in July 2016. In addition, we ended the year with ample liquidity which we will tap to fund our recently announced pending acquisition of 62 Wendy’s restaurants in Pennsylvania.

Looking to 2017, we remain enthusiastic about the opportunity to continue to diversify our restaurant portfolio through the acquisition of additional Wendy’s restaurants and we will remain active in this pursuit as we work to increase our ownership of this great brand. We are also increasingly optimistic and enthusiastic about the future direction of Pizza Hut as we continue to work with brand leadership on future strategy and direction. We look forward to continuing to update you on the execution of key brand strategies and our performance into 2017.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended September 27, 2016 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company will not be conducting an earnings call for its fourth fiscal quarter and fiscal year ended December 27, 2016, because the Company will be holding lender meetings later today to discuss the proposed refinancing of the Company's funded debt. The proposed refinancing is currently expected to include refinancing of the Company's senior secured credit facilities and redemption of the Company's 10.50% Senior Notes due 2020 in accordance with the Indenture for the Senior Notes. The terms and consummation of the proposed refinancing are subject to market and other customary conditions, and there is no assurance that the proposed refinancing will be completed in whole or in part.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,152 Pizza Hut units in 27 states and 184 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Parent’s Form 10-K which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations, including our current expectations for future operations, costs and financial results. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully integrate recent acquisitions and successfully complete additional acquisitions of restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as otherwise required by law. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	December 27, 2016		December 29, 2015

Net product sales (1)	$294,095	100.0%	$293,524	100.0%
Fees and other income (2)	13,874	4.7%	13,679	4.7%
Total sales	307,969	104.7%	307,203	104.7%

Cost of sales (3)	84,705	28.8%	86,474	29.5%
Direct labor (4)	86,320	29.4%	84,660	28.8%
Other restaurant operating expenses (5)	94,744	32.2%	97,037	33.1%
General and administrative expenses (6)	20,058	6.8%	19,742	6.7%
Corporate depreciation and amortization of intangibles	5,736	2.0%	5,345	1.8%
Net facility impairment and closure costs (7)	932	0.3%	1,742	0.6%
Other	(274)	(0.1)%	(264)	(0.1)%
Total costs and expenses	292,221	99.4%	294,736	100.4%
Operating income	15,748	5.3%	12,467	4.3%
Interest expense (8)	11,107	3.7%	10,587	3.7%
Income before income taxes	4,641	1.6%	1,880	0.6%
Income taxes	349	0.1%	(1,901)	(0.7)%

Net income	$4,292	1.5%	$3,781	1.3%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	(5.8)%		3.2%
Wendy's	0.8%		5.8%
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$17,343		$14,213
Cash Rent Expense	$17,503		$16,698

(1)
Net product sales increased 0.2% as a result of growth in our Wendy’s business due to the sales contribution from acquisitions and an increase in comparable store sales of 0.8%. This increase was largely offset by a comparable store sales decline of -5.8% in our Pizza Hut operations and a decrease in Pizza Hut equivalent units.

(2)	Fees and other income increased 1.4% due to increased delivery fees in our Pizza Hut operations.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs.

(4)
Direct labor, as a percentage of net product sales, increased due to sales deleveraging in our Pizza Hut operations, partially offset by productivity gains and sales leveraging in our Wendy’s operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased primarily due to favorable insurance reserve adjustments, which were partially offset by higher depreciation and amortization expense and sales deleveraging in our Pizza Hut operations.

(6)
General and administrative expenses increased due to increased field personnel and support costs, largely attributable to our Wendy’s acquisition in July 2016 and higher credit card processing fees. These increases were partially offset by the timing of prior year incentive accruals recorded in full during the fourth quarter of 2015.

(7)
Net facility impairment and closure costs decreased due to a reduction in impairment charges which were partially offset by increased closure charges in our Pizza Hut operations largely associated with our Delco relocation efforts.

(8)
Interest expense increased due to the increase in our average borrowing rate as a result of the term loan amendment in December 2015, which was partially offset by a decline in our average outstanding debt balance.

Note: The explanations above are abbreviated disclosures. For complete disclosure of our results for fiscal 2016 see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	December 27, 2016		December 29, 2015

Net product sales (1)	$1,180,596	100.0%	$1,170,071	100.0%
Fees and other income (2)	55,972	4.7%	53,228	4.5%
Total sales	1,236,568	104.7%	1,223,299	104.5%

Cost of sales (3)	340,453	28.8%	342,345	29.3%
Direct labor (4)	349,801	29.6%	348,795	29.8%
Other restaurant operating expenses (5)	392,401	33.2%	389,187	33.3%
General and administrative expenses (6)	76,559	6.5%	71,629	6.1%
Corporate depreciation and amortization of intangibles	21,959	1.9%	21,170	1.8%
Net facility impairment and closure costs (7)	4,898	0.4%	7,469	0.6%
Other	(312)	0.0%	(24)	0.0%
Total costs and expenses	1,185,759	100.4%	1,180,571	100.9%
Operating income	50,809	4.3%	42,728	3.6%
Interest expense (8)	44,823	3.8%	41,784	3.5%
Income before income taxes	5,986	0.5%	944	0.1%
Income taxes	(2,743)	(0.2)%	(5,768)	(0.5)%

Net income	$8,729	0.7%	$6,712	0.6%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	(1.2)%		(0.3)%
Wendy's	1.1%		2.8%
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$62,656		$56,210
Cash Rent Expense	$68,675		$67,360

(1)
Net product sales increased 0.9% primarily due to the growth in our Wendy’s business, which was driven by sales contributions from acquisitions and a comparable store sales increase of 1.1%. These increases were partially offset by a comparable store sales decrease of 1.2% in our Pizza Hut operations and a 2.2% reduction in Pizza Hut equivalent units.

(2)	Fees and other income increased 5.2% largely due to increased delivery fees for our Pizza Hut operations.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs.

(4)
Direct labor, as a percentage of net product sales, decreased due to productivity gains in both operations and sales leveraging in our Wendy’s operations, which was partially offset by higher wages and sales deleveraging in our Pizza Hut operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased primarily due to favorable insurance adjustments, which were partially offset by higher depreciation and amortization expense.

(6)
General and administrative expenses increased due to higher credit card processing fees, increased field personnel and support costs largely due to the Wendy’s acquisition in July 2016, and higher incentive compensation as a result of improved financial performance.

(7)
Net facility impairment and closure costs decreased due to a reduction in impairment charges which were partially offset by increased closure charges in our Pizza Hut operations largely associated with our Delco relocation efforts.

(8)
Interest expense increased due to the increase in our average borrowing rate as a result of the term loan amendment in December 2015, which was partially offset by a decline in our average outstanding debt balance.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 27, 2016	December 29, 2015
Assets
Current assets:
Cash and cash equivalents	$13,604	$32,717
Other current assets	30,764	30,398
Total current assets	44,368	63,115

Facilities and equipment, net	229,547	203,468
Franchise rights, net	618,321	620,518
Other noncurrent assets	324,899	323,595
Total assets	$1,217,135	$1,210,696
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$109,057	$104,038
Current portion of debt	3,990	4,158
Total current liabilities	113,047	108,196

Long-term debt	575,995	577,011
Other noncurrent liabilities	243,296	251,800
Total liabilities	932,338	937,007
Members' equity	284,797	273,689
Total liabilities and members' equity	$1,217,135	$1,210,696

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	December 27, 2016	December 29, 2015

Operating activities
Net income	$8,729	$6,712
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	71,197	64,168
Amortization of debt issuance costs	4,242	3,980
Deferred income taxes	(5,556)	(7,921)
Net facility impairment and closure costs	4,898	7,469
Other	(634)	69
Changes in assets and liabilities, excluding acquisitions:
Assets	(2,858)	3,564
Liabilities	(422)	1,863
Net cash provided by operating activities	79,596	79,904
Investing activities
Capital expenditures	(62,656)	(56,210)
Purchase of Wendy's businesses, net of cash acquired	(44,188)	—
Proceeds from sale-leaseback transactions	10,360	1,408
Proceeds from disposition of assets	2,161	1,590
Net cash used in investing activities	(94,323)	(53,212)
Financing activities
Payments on term bank facilities	(4,326)	(4,158)
Debt issue costs	—	(1,832)
Other	(60)	(48)
Net cash used in financing activities	(4,386)	(6,038)
Net change in cash and cash equivalents	(19,113)	20,654
Beginning cash and cash equivalents	32,717	12,063
Ending cash and cash equivalents	$13,604	$32,717

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 27, 2016	December 29, 2015	December 27, 2016	December 29, 2015
Adjusted EBITDA:
Net income	$4,292	$3,781	$8,729	$6,712
Adjustments:
Interest expense	11,107	10,587	44,823	41,784
Income taxes	349	(1,901)	(2,743)	(5,768)
Depreciation and amortization	19,289	17,017	71,197	64,168
Pre-opening expenses and other	(199)	346	727	967
Net facility impairment and closure costs	932	1,742	4,898	7,469
Adjusted EBITDA (1)	$35,770	$31,572	$127,631	$115,332
Adjusted EBITDA Margin(2)	12.2%	10.8%	10.8%	9.9%

Free Cash Flow:
Net cash provided by operating activities	$10,245	$16,634	$79,596	$79,904
Adjustments:
Capital expenditures	(17,343)	(14,213)	(62,656)	(56,210)
Free Cash Flow (3)	$(7,098)	$2,421	$16,940	$23,694

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, pre-opening expenses, net facility impairment and closure costs and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as certain other items of a non-operational nature, as may be noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is a non-GAAP financial measure, has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.

Four Most Recent Fiscal Quarters Ended
December 27, 2016
Covenant EBITDA (Non-GAAP):
Adjusted EBITDA (Non-GAAP)	$127,631
Adjustments:
Pro forma cost savings(1)	2,039
Sponsor fee(2)	1,008
Non-recurring charges(3)	330
Other(4)	5,058
Covenant EBITDA (Non-GAAP)	$136,066

(1) Reflects prospective savings calculated in accordance with the Credit Agreement; specifically, the amount of cost savings expected to be realized from operating expense reductions and other operating improvements as a result of specified actions taken or initiated during the four most recent quarters ended December 27, 2016.
(2) Reflects the exclusion of the management fees and expenses incurred by the Company under the Olympus Advisory Agreement.
(3) Reflects non-recurring charges, severance and integration costs, costs related to closure/consolidation of Restaurants and other facilities, and Pizza Hut development incentives.
(4) Reflects pro forma adjustments related to “Acquired EBITDA”, sale-leaseback rent obligations, losses from discontinued operations, and gains or losses recorded in the ordinary course of business. Pro forma Acquired EBITDA includes adjustments to seller annual EBITDA for tangible operational changes achievable within one year of the acquisition as well as other operational or contractual differences post acquisition including royalties, rent obligations, and field and administrative support costs among others for periods prior to the acquisition date.

Unit Count Activity

	52 Weeks Ended
	December 27, 2016			December 29, 2015
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,395	144	1,251	1,420	143	1,277
Acquired	42	42	—	—	—	—
Developed(1)	50	2	48	16	3	13
Closed(1)	(77)	(4)	(73)	(41)	(2)	(39)
End of period	1,410	184	1,226	1,395	144	1,251

Equivalent units (2)	1,395	161	1,234	1,404	142	1,262

(1) For Pizza Hut, 44 and 9 units were relocated or rebuilt and are included in both the developed and closed totals above for each of the 52 weeks ended December 27, 2016, and December 29, 2015, respectively. The closed units for the 52 weeks ended December 27, 2016 include one unit which is being relocated and will re-open upon completion. For Wendy's, one unit was relocated or rebuilt and is included in both the developed and closed totals above for each of the 52 weeks ended December 27, 2016, and December 29, 2015, respectively.
(2) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213